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                                                                  EXHIBIT 99.B10



                      [MORRISON & FOERSTER LLP LETTERHEAD]




                                                     Writer's Direct Dial Number

January 31, 1997                                           (202) 887-1500



Stagecoach Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

                 Re:      Shares of Common Stock of
                          Stagecoach Funds, Inc.


Ladies/Gentlemen:

         We refer to Post-Effective Amendment No. 30 and Amendment No. 31 to the Registration Statement on Form N-1A (SEC File Nos. 33-42927 and 811-6419) (the "Registration Statement") of Stagecoach Funds, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock of the Company (collectively, the "Shares").

         We have been requested by the Company to furnish this opinion as
Exhibit 10 to the Registration Statement.


         We have examined documents relating to the organization of the Company and its series and the authorization and issuance of shares of its series. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company during the nine-month fiscal period and fiscal year ended September 30, 1996.


      Based upon and subject to the foregoing, we are of the opinion that:


         The issuance of the Shares by the Company has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Funds' dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses the Shares will be legally issued, fully paid and nonassessable by the Company.


         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.
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         In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Legal Counsel" and the description of advice rendered by our firm under the heading "Management and Servicing Fees" or "Management, Distribution and Servicing Fees" in the Prospectuses, which are included as part of the Registration Statement.


                                    Very truly yours,


                                    /s/ MORRISON & FOERSTER LLP

                                    MORRISON & FOERSTER LLP